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                                                                      Exhibit 21



                          LIST OF REGISTRANT'S SUBSIDIARIES


1.  The Genesys Solutions Group, Inc.

2.  Culverin Corporation

3.  Vendor Payment Systems, Inc.

4.  Texas/Southwest Technology Group, Inc.

5.  OnLine Financial Systems, Inc.

6.  COIN Banking Systems, Inc.